SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)

                                January 22, 1997
                                ----------------

                                   ENZON, INC.
             (Exact name of registrant as specified in its charter)



 Delaware                            0-12957                    22-237286
 ------------------------------------------------------------------------
(State or other jurisdiction      (Commission                (IRS Employer
  of incorporation)               File Number)              Identification)



                20 Kingsbridge Road, Piscataway, New Jersey 08854
                -------------------------------------------------
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (908) 980-4500




          (Former name or former address, if changed since last report)


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Item 5.  Other Events

     Enzon, Inc. ("Enzon" or the "Company") announced the appointment of Dr. Jeffrey McGuire to the newly created position of vice president, research and development and chief scientific officer. Dr. McGuire will be responsible for the research and clinical functions of the Company. This position was created to better enable the Company to direct its research and clinical projects.

     Dr. McGuire holds a B.S. in Life Sciences from the Massachusetts Institute of Technology and a Ph.D. in Life Sciences, with a concentration in molecular biology, from the University of Delaware.

     Dr. McGuire served as a research scientist at the Frederick Cancer Research Center studying anthracycline anti-cancer compounds. Additionally, he conducted post-doctoral research at Harvard Medical School.

     Dr. McGuire was with the Genex Corporation from 1980 until it was acquired by Enzon in 1991, where he held various research, business development and management positions.

     Since 1991, Dr. McGuire has been responsible for Enzon's Single-Chain Antigen- Binding (SCA) (registered trademark) protein program and intellectual property portfolio. In addition, he has served as liaison between Enzon's R&D and business development activities.

     The Company also announced that Dr. Robert Shorr will assume the position of vice president, science and technology, reporting to Dr. McGuire. Dr. Shorr will be responsible for identifying new applications for Enzon's proprietary technologies and evaluating external technologies for potential licensing.

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


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Dated:  January 27, 1997



                                                                     ENZON, INC.
                                                                    (Registrant)

                                                     By: /S/ KENNETH J. ZUERBLIS
                                                             Kenneth J. Zuerblis
                                                         Vice President, Finance
                                                             and Chief Financial
                                                                         Officer


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